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                                                                  Exhibit 10.27

                             LETTER OF UNDERSTANDING
            MEMBERSHIP INTEREST PURCHASE & PURCHASE OPTION AGREEMENT


     MEMBERSHIP INTEREST PURCHASE & PURCHASE OPTION AGREEMENT ("Agreement"), made as of the 14th day of December, 1996, by and between Senior Tour Players Development, Inc., a Nevada corporation with a principal place of business at 266 Beacon Street, Boston, MA 02116 ("STPD"), and Paul Fireman, an individual investor with a business address at 1601 Forum Place, Suite 905, West Palm Beach, Florida 3341-8105.("Fireman" or "Buyer").

                                    RECITALS:
                                    ---------

     WHEREAS, STPD, upon approval from its Board of Directors, shall enter into an agreement to purchase beneficial and record interests in Las Vegas Golf Center, LLC ("LVGC") of 21.5% from Larry K. White and Donald Weber, which purchase will be consummated prior to or simultaneously with the consummation of the transaction contemplated by this Agreement; and

     WHEREAS, STPD, upon approval from its Board of Directors, shall enter into an agreement to purchase beneficial and record interests in LVGC of 48.5% from Daniel F. Selleck, an individual, Robert D. Selleck, an individual, and Robert
D. Selleck, II, an individual, which purchase will be consummated prior to or simultaneously with the consummation of the transaction contemplated by this Agreement; and

     WHEREAS, Buyer wishes to purchase from STPD and STPD desires to sell to Buyer beneficial and record interests in LVGC of 48.5%; and

     WHEREAS, STPD wishes to have a 3-year option to repurchase from Buyer beneficial and record interests in LVGC of 13.5%; and

     WHEREAS, Buyer desires to be admitted to LVGC as an individual member thereof;

     NOW THEREFORE, in consideration of the mutual convenants, promises, and consideration hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, STPD and Fireman (together the "Parties") hereby agree as follows:
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1. STPD shall enter into a purchase agreement with Don Weber and Larry White for the purchase of beneficial and record interests in LVGC of 21.5% on the terms and conditions contained in that certain purchase agreement dated November 29, 1996.

2. STPD has or will enter into a purchase agreement to purchase beneficial and record interests in LVGC of 48.5% from Daniel F. Selleck, an individual, Robert
D. Selleck, an individual, and Robert D. Selleck, II, an individual, on the terms and conditions contained in that certain purchase agreement dated December 11, 1996.

3. STPD agrees to sell to Buyer, and Buyer agrees to purchase from STPD beneficial and record interests in LVGC of 48.5%. The aggregate purchase price to be paid by Buyer for the 48.5% interest shall be $2,167,993 cash consideration payable at closing.

4. In consideration of receiving 50,000 shares of unregistered common stock of STPD, Buyer agrees to grant STPD an option to purchase from Buyer a 13.5% membership interest in LVGC. The purchase option shall be on the following terms and conditions:

     a. During the thirty-six month period following the acquisition by Buyer of the 48.5% LVGC membership interest, STPD shall have the option to purchase from Buyer beneficial and record interests in LVGC, of not more than 13.5% on the following terms:

     i. If STPD shall exercise its purchase option on or before December 31, 1997, STPD shall pay Buyer $900,000 total cash consideration for beneficial and record interests in LVGC of 13.5%.

     ii. If STPD shall exercise its purchase option after December 31, 1997 but on or before December 31, 1998, STPD shall pay Buyer $1,075,000 total cash consideration for beneficial and record interests in LVGC of 13.5%.

     iii. If STPD shall exercise its purchase option after December 31, 1998 but on or before December 31, 1999, STPD shall pay Buyer $1,350,000 total cash consideration for beneficial and record interests in LVGC of 13.5%.

5. During any calendar year in which STPD exercises the purchase option described in paragraph 4 herein, the cash flow distributed or distributable from LVGC to


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Buyer and STPD shall be pro rated among the Parties by taking the total annual
LVGC cash flow during the year the option is exercised and pro rating such cash flow between Fireman and STPD based on the weighted average % of beneficial interest held during the year by each of the Parties.


AGREED TO AND ACCEPTED:


                           SENIOR TOUR PLAYERS DEVELOPMENT,  INC.



                           -------------------------------------
                           By:  Stanton V. Abrams, President


                                    BUYER

                                               /s/ Arnold Mullen
                           -------------------------------------
                             Paul Fireman  By: Arnold Mullen